UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

SCHEDULE 14A

_________________

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SINGULARITY FUTURE TECHNOLOGY LTD.

(Name of Registrant as Specified in Its Charter)

_________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

98 Cutter Mill Road, Suite 322
Great Neck New York 11021

SINGULARITY FUTURE TECHNOLOGY LTD.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 18, 2023

To Our Stockholders:

You are invited to attend the annual meeting of stockholders (the “Annual Meeting”) of Singularity Future Technology Ltd. (the “Company”) on October 18, 2023 at 10:00 a.m. local time at the Shenzhen Marriott Hotel Nanshan No. 88, Haide Yi Road, Nanshan District, Shenzhen, China 518054, for the following purposes:

1.      To elect two Class I nominees to serve on the board of directors of the Company (the “Board”) until our next annual meeting of stockholders or until their successors are duly elected or appointed;

2.      To grant discretionary authority to the Board to amend the Company’s Amended and Restated Articles of Incorporation to effect a reverse stock split of the common stock of the Company within the range of 1-2 to 1-10 to be determined by the Board and with the reverse stock split to be effective at such time and date, if at all, as determined by the Board, but not later than the first anniversary of its approval by our stockholders;

3.      To vote on an advisory, nonbinding resolution to approve the compensation of the Company’s executive officers;

4.      To approve, on a non-binding advisory basis, whether to hold future advisory votes on the compensation of the Company’s named executive officers every one, two or three years:

5.      To ratify the appointment of Audit Alliance LLP as the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2023; and

6.      To transact such other business as may properly be brought before the Annual Meeting and any adjournment or postponement thereof.

Stockholders of record at the close of business on September 14, 2023 shall be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. A stockholder list will be available at our corporate offices beginning September 29, 2023 during normal business hours for examination by any stockholder registered on our stock ledger as of the record date for any purpose germane to the Annual Meeting.

Your vote is important. Please submit a proxy as soon as possible so that your shares can be voted at the Annual Meeting.

By Order of the Board of Directors
Ziyuan Liu
Chief Executive Officer

Great Neck, New York

September 29, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON October 18, 2023. THE PROXY STATEMENT AND THE 2022 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT HTTP: WWW.singularity.us

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE BOARD OF DIRECTORS, FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS.

If not attending the meeting and voting in person, stockholders of record, or “registered stockholders,” can vote by proxy in the following three ways:

By Telephone:	Call the toll-free number indicated on the enclosed proxy card and follow the recorded instructions.
Via the Internet:	Go to the website indicated on the enclosed proxy card and follow the instructions provided.
By Mail:	Mark your vote, date, sign and return the enclosed proxy card in the postage-paid return envelope provided.

If your shares are held beneficially in “street” name through a nominee such as a financial institution, brokerage firm, or other holder of record, your vote is controlled by that institution, firm or holder. Your vote by proxy may also be cast by telephone or via the Internet, as well as by mail, if your financial institution or brokerage firm offers such voting alternatives. Please follow the specific instructions provided by your nominee on your voting instruction card.

Please note, that if your shares are held beneficially through a bank, broker or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from the record holder.

i

SINGULARITY FUTURE TECHNOLOGY LTD.

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 18, 2023

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

Q:     Why am I receiving these materials?

A:     We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of our company for our 2022 annual meeting of stockholders (the “Annual Meeting”), which will take place on October 18, 2023. As a stockholder of record, you are invited to attend the Annual Meeting and are entitled and requested to vote on the items of business described in this proxy statement. This proxy statement and accompanying proxy card (or voting instruction card) are being sent on or about September 29, 2023 to all stockholders entitled to vote at the Annual Meeting.

Q:     When and where will the Annual Meeting be held?

A:     The Annual Meeting will be held on October 18, 2023 at 10:00 a.m. local time, at Shenzhen Marriott Hotel Nanshan, No. 88, Haide Yi Road, Nanshan District, Shenzhen, China 518054.

Q:     How do I attend the Annual Meeting?

A:     Only stockholders of record on the record date of September 14, 2023 (the “Record Date”) are entitled to notice of, and to attend or vote at, the Annual Meeting. If you plan to attend the meeting in person, please bring the following:

•        Photo identification.

•        Acceptable proof of ownership if your shares are held in “street name.”

Street name means your shares are held of record by brokers, banks, or other institutions. See below for additional information.

Acceptable proof of ownership is either (a) a letter from your broker confirming that you beneficially owned shares of our common stock (the “Common Stock”) on the Record Date or (b) an account statement showing that you beneficially owned shares of our Common Stock on the Record Date. If your shares are held in street name, you may attend the meeting with proof of ownership, but you may not vote your shares in person at the Annual Meeting unless you have obtained a “legal proxy” or other evidence from your broker giving you the right to vote your shares at the Annual Meeting.

Q:     What information is contained in this proxy statement?

A:     This proxy statement contains information regarding our corporate governance practices, our Board, our named executive officers, the compensation of our directors and named executive officers, the proposals to be voted on at the Annual Meeting and certain other required information.

Q:     How may I obtain the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022?

A:     We have enclosed with this proxy statement a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 (the “Annual Report”). Our Annual Report can also be accessed through our website. We filed our Annual Report on Form 10-K for the fiscal year ended June 30, 3022 with the Securities and Exchange Commission (“SEC”) on March 6, 2023.

Q:     What items of business will be voted on at the Annual Meeting?

A:     The items of business scheduled to be voted on at the Annual Meeting are:

1.      To elect the two Class I nominees to serve as directors of the Company;

2.      To approve an amendment to our Amended and Restated Articles of Incorporation (the “Proposed Reverse Stock Split Amendment”) to effect a reverse stock split of the common stock of the Company (the “Common Stock”) within the range of 1-2 to 1-10 (the “Range”) to be determined by the Board (the “Reverse Stock Split”);

3.      To approve, on a non-binding advisory basis, the compensation of the Company’s executive officers;

4.      To indicate, on a non-binding advisory basis, whether future votes to approve executive compensation should occur every one, two, or three years;

5.      To ratify the appointment of Audit Alliance LLP as the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2023; and

6.      To transact such other business as may properly be brought before the Annual Meeting and any adjournment or postponement thereof.

Q:     How many votes must the nominees for director have to be elected?

A:     In order for a director to be elected at a meeting at which a quorum is present, the director must receive the highest number of “For” votes of the shares cast in person or represented by proxy at the Annual Meeting and entitled to vote. There is no cumulative voting for our directors or otherwise.

Q:     What are the voting requirements to approve the other proposals?

A:     The affirmative vote of a majority of the shares cast in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to approve each of the other voting proposals in this proxy statement, other than Proposals Two and Four. With respect to Proposal Two, the affirmative vote of a majority of shares outstanding is required to approve such proposal. With respect to Proposal Four, the choice of frequency that receives the greatest number of votes will be considered the preference of our stockholders.

Q:     How does the Board recommend that I vote?

A:     The Board recommends that you vote your shares “FOR” the Class I nominees; “FOR” the Proposed Reverse Stock Split Amendment; “FOR” the approval, on an advisory basis, of the compensation of the executive officers named in this proxy statement; “FOR,” on an non-binding advisory basis, the “one year” frequency of advisory votes to approve executive compensation; and “FOR” the ratification of the appointment of Audit Alliance LLP as our independent registered public accounting firm.

If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted in accordance with the Board’s recommendations.

Q:     What shares may I vote?

A:     Each share of our Common Stock issued and outstanding as of the close of business on the Record Date is entitled to one vote on each of the matters to be voted upon at the Annual Meeting.

You may vote all shares owned by you as of the Record Date, including (a) shares held directly in your name as the stockholder of record and (b) shares held for you as the beneficial owner through a broker, trustee or other nominee. We had 17,515,526 shares of Common Stock issued and outstanding on the Record Date.

Q:     What is the difference between being a stockholder of record and being the beneficial owner of shares held in street name?

A:     A stockholder of record owns shares which are registered in his or her own name. A beneficial owner owns shares which are held in street name through a third party, such as a broker. As summarized below, there are some distinctions between a stockholder of record and a beneficial owner.

Stockholder of Record

If on the Record Date your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice of Annual Meeting and Proxy Statement are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. Simply follow the voting instructions provided to ensure that your vote is counted. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

Shares Beneficially Held in Street Name

You are the beneficial owner of any of your shares of Common Stock held in street name. With respect to such shares registered through a broker, these proxy materials, together with a voting instruction card, are being forwarded to you by your broker. As the beneficial owner, you have the right to direct your broker how to vote. You may use the voting instruction card provided by your broker for this purpose. Even if you have directed your broker how to vote, you may also attend the Annual Meeting. However, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” or other evidence from your broker giving you the right to vote the shares at the Annual Meeting.

Q:     Who is entitled to attend the Annual Meeting and what are the admission procedures?

A:     You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on the Record Date or if you hold a valid proxy for the Annual Meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting. If you are a beneficial holder, you will need to provide proof of beneficial ownership as of the Record Date, such as a brokerage account statement showing that you owned shares of Common Stock as of the Record Date or the voting instruction card provided by your broker. The Annual Meeting will begin promptly at 10:00 am local time. You should be prepared to present photo identification for admittance. Check-in will begin one-half hour prior to the meeting. Please allow ample time for the admission procedures.

Q:     May I vote my shares in person at the Annual Meeting?

A:     If you were a stockholder of record on the Record Date, you may vote your shares in person at the Annual Meeting or through a proxy. If you decide to vote your shares in person, you do not need to present your share certificate(s) at the Annual Meeting; your name will be on the list of stockholders eligible to vote. If you hold your shares beneficially in street name, you may vote your shares in person at the Annual Meeting only if you obtain a legal proxy or other evidence from your broker giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:     How can I vote my shares without attending the Annual Meeting?

A:     Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker. For directions on how to vote, please refer to the instructions on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker.

Stockholders of record may submit proxies by completing, signing, dating, and mailing their proxy cards to the address provided on the proxy card. Stockholders who hold shares beneficially in street name may vote by completing, signing, and dating the voting instruction cards provided and mailing them to the address provided on the voting instruction card. The proxy card and voting instruction card also include directions as to how you may submit your vote through the Internet. The voting instruction card may also include directions for alternative methods of submitting your vote. We encourage you to vote early. If you choose to vote by mail, please allow sufficient time for your proxy or voting instruction card to reach our vote tabulator prior to the Annual Meeting.

Q:     Who will count the votes?

A:     Votes at the Annual Meeting will be counted by an inspector of election, who will be appointed by the Board.

Q:     What is the effect of not voting?

A:     If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting. If you are a stockholder of record and you properly sign and return your proxy card, your shares will be voted as you direct. If no instructions are indicated on such proxy card and you are a stockholder of record, shares represented by the proxy will be voted in the manner recommended by the Board on all matters presented in this proxy statement, namely “FOR” the Class I nominees; “FOR” the Proposed Reverse Stock Split Amendment; “FOR” the approval, on an advisory basis, of the compensation of the executive officers named in this proxy statement; “FOR,” on an non-binding advisory basis, the “one year” frequency of advisory votes to approve executive compensation; and “FOR” the ratification of the appointment of Audit Alliance LLP as our independent registered public accounting firm.

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares.

A broker is entitled to vote shares held for a beneficial owner on routine matters. The ratification of the appointment of Audit Alliance LLP as our independent registered public accounting firm in Proposal Five is a routine matter; and, accordingly, a broker is entitled to vote shares held for a beneficial owner on this proposal without instructions from such beneficial owner. On the other hand, absent instructions from a beneficial owner, a broker is not entitled to vote shares held for such beneficial owner on non-routine matters. We believe that the election of directors in Proposal One, the Proposed Reverse Stock Split Amendment in Proposal Two, the non-binding advisory vote on executive compensation in Proposal Three, and the non-binding advisory vote on the frequency of advisory votes on executive compensation in Proposal Four are non-routine matters; and, accordingly, brokers do not have authority to vote on such matters absent instructions from beneficial owners. Accordingly, if beneficial owners desire to have their shares voted by a broker in a certain manner, they should give instructions to their brokers as to how to vote their shares.

Broker non-votes count for purposes of determining whether a quorum is present.

Q:     How many votes are required for the approval of the proposals to be voted upon, and how will abstentions and broker non-votes be treated?

Proposal	Votes Required	Effect of Votes Withheld/Abstentions	Effect of Broker Non-Votes
Proposal One: Election of Directors	Plurality of the votes cast. This means that the nominees receiving the highest number of “For” votes will be elected as directors.	Votes withheld will have no effect.	Broker non-votes will have no effect.

Proposal Two: Approval of the Proposed Reverse Stock Split Amendment	Affirmative vote of the holders of a majority of the shares of Common Stock outstanding.	Abstentions will have the effect of a vote against the proposal.	We do not expect any broker non-votes on this proposal.

Proposal	Votes Required	Effect of Votes Withheld/Abstentions	Effect of Broker Non-Votes
Proposal Three: Advisory Vote on Executive Compensation	Affirmative vote of the holders of a majority in voting power of the shares of Common Stock present in person or by proxy and entitled to vote thereon.	Abstentions will have the effect of a vote against the proposal.	Broker non-votes will have no effect.

Proposal Four: Advisory Vote on Frequency of Advisory Votes on Executive Compensation	Plurality of votes cast. The choice of frequency that receives the greatest number of votes is considered the preference of our stockholders.	Abstentions will have no effect.	Broker non-votes will have no effect.

Proposal Five: Ratification of Appointment of Independent Registered Public Accounting Firm	Affirmative vote of the holders of a majority in voting power of the shares of Common Stock present in person or by proxy and entitled to vote thereon.	Abstentions will have the effect of a vote against the proposal.	We do not expect to receive broker non-votes on this proposal.

Q:     Can I revoke my proxy or change my vote after I have voted?

A:     You may revoke your proxy and change your vote by voting again or by attending the Annual Meeting and voting in person. Only your latest dated proxy card received at or prior to the Annual Meeting will be counted. However, your attendance at the Annual Meeting will not have the effect of revoking your proxy unless you forward written notice to the Corporate Secretary at Singularity Future Technology Ltd.’s offices, or you vote by ballot at the Annual Meeting. If you are a beneficial owner, you will need to request a legal proxy from your broker and bring it with you to vote at the Annual Meeting.

Q:     How many votes are required to hold the Annual Meeting?

A:     The presence, in person or by proxy, of the holders of a majority of the shares of our Common Stock outstanding and entitled to vote on the Record Date is necessary to hold the Annual Meeting and conduct business. This is called a quorum. Abstentions and broker non-votes will be considered as present at the Annual Meeting for purposes of establishing a quorum.

Q:     Who will bear the cost of soliciting votes for the Annual Meeting?

A:     The Company is making this solicitation and will pay the entire cost of preparing, printing, assembling, mailing, and distributing these proxy materials. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, electronic mail, and facsimile by directors, officers, and regular employees of the Company. None of the Company’s directors, officers or employees will receive any additional compensation for soliciting proxies on behalf of the Board. The Company may also make arrangements with brokerage firms and other custodians, nominees, and fiduciaries for the forwarding of soliciting material to the beneficial owners of Common Stock held of record by those owners. The Company will reimburse those brokers, custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with that service.

Q:     Where can I find the voting results of the Annual Meeting?

A:     We intend to announce preliminary voting results at the Annual Meeting and will disclose final voting results in a Current Report on Form 8-K that will be filed with the SEC not more than four business days following the Annual Meeting.

PROPOSAL ONE

ELECTION OF TWO (2) CLASS I DIRECTORS

You are asked to vote for two Class I nominees to serve as Class I members of the Board. The Class I nominees for our Board have consented to serve if elected to a term from the date of election until the next annual meeting of stockholders. The term of the Class II members of the Board continues until the annual meeting of stockholders for fiscal year 2023, and the term of the Class III member of the Board continues until the annual meeting of stockholders for fiscal year 2024.

The following table provides information regarding each Class I nominee to our Board:

Name	Age	Year Term Expires	Position
Ziyuan Liu	34	2025	Director, Chairman of the Board, Chief Executive Officer
Xu Zhao	37	2025	Independent Director

Mr. Ziyuan Liu was elected to the Board as a director and the Chairman of the Board on May 9, 2023. He was appointed as the Chief Executive Officer of the Company on April 18, 2023. Before joining the Company and from July 2022 to April 2023, Mr. Liu served as the manager of the North American market development department of Fulongma Group Co., Ltd., a comprehensive environmental sanitation solutions provider in China. Prior to that, he worked for Ningbo Shunxiang Group Co., Ltd., a polyester film manufacturer in China, as the chief operating officer from July 2019 to July 2022. From July 2018 to June 2019, he served as a project manager for Shouhang New Energy, a solar photovoltaics and energy storage solutions supplier in China. He worked for Hongkun Group, a real estate developer based in China, as the general manger for the Shenzhen area from July 2015 to June 2018. Mr. Liu graduated from Wuhan Institute of Technology with a major in project management. Mr. Liu has been nominated to serve because of his management expertise and leadership skills.

Mr. Xu Zhao was elected to the Board on September 25, 2023. Mr. Zhao has worked as the president of Shijiazhuang Juminhui Technology Co., Ltd., a Chinese trading company since March 2023. He was the regional manager for Hebei Province of Jiangsu Hengrui Pharmaceuticals Co., Ltd., a Chinese pharmaceutical company from September 2009 to July 2022. Mr. Zhao received his bachelor’s degree in marketing from Nankai University Binhai College in 2009. The Board has determined Mr. Xu Zhao is independent under the definition provided by NASDAQ Listing Rule 5605(a)(2). Mr. Zhao has been nominated to serve because of his management expertise.

The following table provides information regarding each of the Class II and Class III directors:

Name	Age	Year Term Expires	Position
Zhongliang Xie	52	2023	Independent Director
Haotian Song	33	2023	Director

Mr. Zhongliang Xie was elected to the Board on July 31, 2023. He has served as the General Manager of Zhongxing Cai Guanghua Certified Public Accountants, Shaanxi Branch since January 2019. He has also served as the vice president of Shanxi NEEQ Federation since January 2017, and an Internal Committee member of Shanxi Provincial Equity Exchange Center since August 2021. From April 2008 to December 2018, he worked as the General Manager of Beijing Xinghua Certified Public Accountants, Xi’an Branch. From May 2005 to April 2008, he was the Controller of Zhongyi Far East Import & Export Co., Ltd. Mr. Xie graduated from Bao Ji University majoring in Enterprise Management. He is a Certified Public Accountant, Certified Public Valuer and Registered Cost Engineer in China.

Mr. Haotian Song was elected to the Board on May 1, 2023. Mr. Song is the founder and from June 2017 to April 2023, he served as chief executive officer of HT Processing, a cross-border payment system provider with extensive knowledge of Chinese consumer spending habits in the hospitality and retail industries. From November 2021 to April 2022, he served as the chief operating officer of Calabash Brothers LLC, an Asian e-commerce logistics company. From August 2013 to August 2017, Mr. Song was the general manager of Go To Travel, a travel agency company providing Asian tour operators with exclusive wholesale access to top attraction tickets in the east coast of the United States. Mr. Song received his bachelor’s degree in business administration finance from Baruch College of the City University of New York in 2013. Mr. Song has been chosen to serve as a director because of his management expertise and cross-border transaction experience.

THE BOARD RECOMMENDS A VOTE “FOR” the election of the two class I NOMINEES

CORPORATE GOVERNANCE

Board Leadership Structure

The Board considers and establishes the appropriate leadership structure for the Company.

Independence of the Board of Directors

As required under the listing standards of The NASDAQ Stock Market, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Company’s Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of The NASDAQ Stock Market, as are in effect from time to time.

We undertook a review of the independence of our directors and, using the definitions and independence standards for directors provided in the rules of The NASDAQ Stock Market, considered whether any director has a material relationship with us that could interfere with his or her ability to exercise independent judgment in carrying out their responsibilities. As a result of this review, we determined that Xu Zhao and Zhongliang Xie are “independent directors” as defined under the rules of The NASDAQ Stock Market.

Committees of the Board of Directors

The Board has established three standing committees: an Audit Committee, a Compensation Committee and a Corporate Governance Committee. The members of each committee qualify as “independent” under the rules and regulations of the SEC and The NASDAQ Stock Market.

Audit Committee

The current members of our audit committee are Zhongliang Xie (Chair) and Xu Zhao, each of whom we believe satisfies the independence requirements of the SEC. We believe Zhongliang Xie is qualified as an audit committee financial expert under the regulations of the SEC by reason of his work experience. Our audit committee assists our Board in its oversight of:

•        The integrity of our financial statements;

•        Our independent registered public accounting firm’s qualifications and independence; and

•        The performance of our independent auditors.

The Audit Committee’s charter is available in the Company Governance Documents section of the Investor Relations section of the Company’s website at: http://www.singularity.us.

Compensation Committee

The current members of our compensation committee are Xu Zhao and Zhongliang Xie. The Compensation Committee reviews and, as it deems appropriate, recommends to the Board policies, practices and procedures relating to the compensation of the Company’s executive officers and other managerial employees, including the determination, in its discretion, of the amount of annual bonuses, if any, for our executive officers and other professionals. The Compensation Committee advises and consults with our senior executives as may be requested regarding managerial personnel policies.

The Compensation Committee’s charter is available in the Company Governance Documents section of the Investor Relations section of the Company’s website at: www.singularity.us.

Corporate Governance Committee

The current members of our nominating committee are Xu Zhao (Chair) and Zhongliang Xie. The Corporate Governance Committee identifies and recommends nominees to the Board and oversees compliance with our corporate governance guidelines. The Corporate Governance Committee is responsible for assembling for stockholder consideration a group of nominees that, taken together, have the experience, qualifications, attributes, and skills appropriate for functioning effectively as a Board. The Corporate Governance Committee reviews the composition of the Board in light of the Company’s changing requirements, its assessment of the Board’s performance, and the inputs of stockholders and other key constituencies.

While the Corporate Governance Committee has not adopted specific minimum criteria for director nominees, the Committee looks for certain characteristics common to all board members, including integrity, strong professional reputation and record of achievement, constructive and collegial personal attributes, and the ability and commitment to devote sufficient time and energy to Board service.

In addition, the Corporate Governance Committee seeks to include on the Board a complementary mix of individuals with diverse backgrounds and skills that can help the Board to meet the broad set of challenges that it confronts. These individual qualities can include matters like experience in the Company’s industry, technical experience (for example, financial or technological expertise), experience gained in situations comparable to the Company’s, leadership experience, and relevant geographical experience. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.

The Corporate Governance Committee will consider all bona fide candidates for election to the Board and will consider any stockholder nominations pursuant to the same criteria, provided those nominated are submitted in accordance with applicable law and within the time periods set forth herein for receipt of stockholder proposals for the 2022 Annual Meeting of Stockholders. To date, the Company has not received any recommendations from stockholders for candidates for inclusion in the committee’s slate of nominees.

The Corporate Governance Committee’s charter is available in the Company Governance Documents section of the Investor Relations section of the Company’s website at: www.Singularity.us.

Director Independence

Our Board has determined that each of Messrs. Zhongliang Xie and Xu Zhao is an “independent director” as defined by the applicable SEC rules and Nasdaq Listing Rules.

Meetings of the Board of Directors

The Board met three (3) times during the fiscal year ended June 30, 3022 and acted 21 times by unanimous written consent.

We do not maintain a formal policy regarding director attendance at our annual meeting of stockholders.

The Board’s Role in Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation arrangements. The Audit Committee oversees management of financial risks. The Corporate Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest of director nominees. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Stockholder Communications with the Board

The Company’s corporate governance policies set forth a process by which stockholders and other interested third parties can send communications to the non-management members of the Board. When stockholders or other interested third parties have concerns, they may make them known to the non-management directors by communication to: sherryf@singularity.us. All such correspondence is provided to the independent directors at, or prior to, the next regular Board meeting.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all officers, directors, employees, consultants and advisors. The Code of Business Conduct and Ethics is available in the Company Governance Documents section of the Investor Relations section of the Company’s website at www.singularity.us. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

Board Diversity

Although the Company does not presently have a formal Board Diversity Policy, we believe in diversity and value the benefits that diversity can bring to our board of directors. Diversity promotes the inclusion of different perspectives and ideas, mitigates against group think and ensures that the Company has the opportunity to benefit from all available talent. The promotion of a diverse Board makes prudent business sense and makes for better corporate governance. Of our five board members, one is female.

The Company seeks to maintain a Board comprised of talented and dedicated directors with a diverse mix of expertise, experience, skills and backgrounds. The skills and backgrounds collectively represented on the Board should reflect the diverse nature of the business environment in which the Company operates. For purposes of Board composition, diversity includes, but is not limited to, business experience, geography, age, gender and ethnicity. In particular, the Board should include an appropriate number of female directors.

The Company is committed to a merit-based system for Board composition within a diverse and inclusive culture which solicits multiple perspectives and views and is free of conscious or unconscious bias and discrimination. When assessing Board composition or identifying suitable candidates for appointment or re-election to the Board, the Company will consider candidates on merit against objective criteria having due regard to the benefits of diversity and the needs of the Board.

Board Diversity Matrix for Singularity Future Technology Ltd.
As of August 2023

Total Number of Directors	5

	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	4	0	0

Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or American Indian	0	0	0	0
Asian	0	5	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	0	0	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+		0
Did Not Disclose Demographic Background		0

EXECUTIVE COMPENSATION

Compensation of Former Executive Officers

For the fiscal year ended June 30, 2022, our named executive officers were:

•        Mr. Lei Cao, our former Chief Executive Officer and Chairman:

•        Ms. Yang Jie, our former Chief Executive Officer and director;

•        Ms. Tuo Pan, our former Chief Financial Officer;

•        Mr. Zhikang Huang, our former Vice President: and

•        Mr. Jing Shan, our former Chief Operating Officer.

Summary Compensation Table

Name	Year	Salary		Bonus	Securities- based Compensation	All other Compensation	Total
Lei Cao,	2021	$425,000	(1)	$300,000	—	—	$725,000
Former Chief Executive Officer(1)(6)	2022	$426,609	(2)	$800	—	—	$427,409

Tuo Pan,	2021	$175,999		$100,000	$574,000	—	$849,999
Former Chief Financial Officer(2)(7)	2022	$302,973		$800	—	—	$303,773

Zhikang Huang,	2021	$125,000		$50,000	$495,200	—	$634,200
Former Vice President and Director(3)(8)	2022	$275,000		$800	—	—	$275,800

Jing Shan,(4)	2021	—		—	—	—	—
Former Chief Operating Officer(9)	2022	$143,333		$800	—	—	$144,133

Yang Jie,(5)	2021	$208,333		—	—	—	$208,333
Former Chief Executive Officer and director(10)	2022	$500,000		$800	—	—	$500,800

____________

(1)      According to his employment agreement dated January 1, 2019, Mr. Cao’s annual salary was $260,000, effective January 1, 2019. According to his Employment Agreement dated November 1, 2021, Mr. Cao’s annual salary was $500,000, effective November 1, 2021. On November 1, 2021, Mr. Cao, retired from his position as the Company’s Chief Executive Officer. Mr. Cao resigned from the Board on January 9, 2023. Pursuant to the separation agreement entered into on January 9, 2023, Mr. Cao agreed to forfeit and return to the Company for cancellation 600,000 shares of common stock of the Company granted to him on August 13, 2021 under the terms of the 2014 Equity Incentive Plan of the Company. The shares have cancelled.

(2)      According to her employment agreement dated January 1, 2019, Ms. Pan’s annual salary was $100,000, effective January 1, 2019. According to her employment agreement dated November 1, 2021, Ms. Pan’s annual salary was $400,000, effective November 1, 2021. On August 31, 2022, Ms. Pan was terminated for cause as an employee and Chief Financial Officer of the Company. Ms. Pan was terminated for cause in accordance with the terms of her Employment Agreement dated November 9, 2021 and did not receive any salary or benefits from the Company except those earned through August 31, 2022.

(3)      According to his employment agreement dated January 1, 2019, Mr. Huang’s annual salary was $150,000, effective January 1, 2019. On November 1, 2021, Mr. Huang resigned from his position as a member of the Board of the Company.

(4)      According to her employment agreement dated August 5, 2021, Ms. Shan’s annual salary was $120,000, effective August 5, 2021. According to her employment agreement dated February 8, 2022, Ms. Shan’s annual salary was $200,000, effective February 8, 2022 and was raised to $250,000 effective August 15, 2022. On July 10, 2023, Ms. Shan was terminated for cause as an employee and Chief Operating Officer of the Company and from any other position at any subsidiary of the Company to which she has been appointed. Ms. Shan was terminated for cause in accordance with the terms of her Employment Agreement dated February 8, 2022 and did not receive any salary or benefits from the Company except those earned through July 9, 2023. Pursuant to the cancellation agreement entered into on December 28, 2022, Ms. Shan agreed to return to the Company for cancellation 100,000 shares of common stock of the Company granted to her for her services as an officer of the Company. The shares have been cancelled.

(5)      On August 9, 2022, Mr. Jie resigned as Chief Executive Officer and director, following the Board’s decision on August 8, 2022, which adopted the Special Committee’s recommendation that Mr. Jie be suspended immediately. Pursuant to the cancellation agreement entered into on December 19, 2022, Mr. Jie agreed to return to the Company for cancellation 300,000 shares of common stock of the Company granted to him for his services as an officer of the Company. The shares have been cancelled. On July 3, 2023, the Company entered into a Settlement and Release Agreement with Mr. Jie which fully resolved Mr. Jie’s claims against the Company.

Compensation of Current Named Executive Officers (the “Current Named Executive Officers”)

The Company entered into an employment agreement (the “CEO Employment Agreement”) with our current CEO, Mr. Ziyuan Liu, on April 18, 2023. Under the CEO Employment Agreement, Mr. Liu’s compensation consists of an annual base salary of $240,000 in cash, and a discretionary annual bonus.

The Company entered into an employment agreement (the “CFO Employment Agreement”) with our current CFO, Mr. Ying Cao on August 21, 2023. Under the CFO Employment Agreement, Mr. Cao’s compensation consists of an annual base salary of $60,000, and a discretionary annual bonus.

Both the CEO Employment Agreement and the CFO Employment Agreement provide for a one-year term that extend automatically for one-year period(s) unless either party gives notice of intent not to renew the agreement at least 30 days before the one-year anniversary date of the initial term or any subsequent term.

Both agreements have identical terms where the Company may terminate the employee with cause. The Company may also terminate the employee without cause with the payment of six months of base salary.

Director Compensation

The table below sets forth the compensation received by our directors and former directors in the fiscal year ended June 30, 2022.

Name(1)	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	All other compensation ($)		Total ($)
John Levy(3)	33,333	—	—	30,435	(2)	63,768
Heng Wang(4)	30,000	—	—	21,304	(2)	51,304
Tieliang Liu(5)	35,000	57,400	—	—		92,400
Xiaohuan Huang(6)	25,000	57,400	—	—		82,400
Jing Wang(7)	20,000	434,400	—	—		454,400
Ling Jiang(8)	—	—	—	—		—

____________

(1)      This table does not include Mr. Lei Cao, our former Chief Executive Officer and former director, Mr. Zhikang Huang, our former director and Vice President, and Mr. Yang Jie, our former Chief Executive Officer and director whose compensation is fully reflected in the Summary Compensation Table.

(2)      Represents compensation paid to Mr. Levy and Mr. Wang for their services as Chairman and member of the Special Committee, respectively, for May and June, 2022.

(3)      On February 23, 2023, Mr. John Levy resigned as a director of the Board and member of the Audit Committee, Nominating and Corporate Governance Committee and the Compensation Committee.

(4)      On September 21, 2023, Mr. Wang resigned as a director.

(5)      On July 3, 2023, Mr. Liu resigned as a director.

(6)      On November 1, 2021, Ms. Huang resigned as a director.

(7)      On November 18, 2021, Mr. Wang resigned as a director.

(8)      Ms. Jiang was elected as a director on May 1, 2023 and resigned as a director on September 28, 2023.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our shares of common stock beneficially owned as of the Record Date, for (i) each named executive officer and director, and (ii) all executive officers and directors as a group. As of the Record Date, there was no stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days of the Record Date through an exercise of stock options or warrants. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children. In the table below, percentage ownership is based on 17,515,526 shares of our common stock issued and outstanding as of the Record Date.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Approximate Percentage of Outstanding Shares of Common Stock
Ziyuan Liu	—	—
Ying Cao	—	—
Xu Zhao	—	—
Zhongliang Xie	—	—
Haotian Song	—	—
Ling Jiang(2)
All directors and executive officers as a group (six individuals)	—	*

____________

*        Less than 1%.

(1)      The address of each of the named individuals is c/o Singularity Future Technology, Ltd., 98 Cutter Mill Road, Suite 311, Great Neck, New York 11021.

(2)      Ms. Ling Jiang resigned as a director on September 28, 2023.

Securities Authorized for Issuance to Our Officers, Directors, Employees and Consultants under Equity Compensation Plans

The below table reflects, as of June 30, 2022, the number of shares of common stock authorized by our stockholders to be issued (directly or by way of issuance of securities exercisable for or convertible into) as incentive compensation to our officers, directors, employees and consultants.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans under the 2008 Incentive Plan approved by security holders	2,000	$10.05	47,781	(1)
Equity compensation plans under the 2014 Incentive Plan approved by security holders	—	—	110,000	(1)
Equity compensation plans under the 2021 Incentive Plan approved by security holders	—	—	9,800,000	(1)
Equity compensation plans not approved by security holders	—	—	—

__________

(1)      Pursuant to our 2008 Incentive Plan, we are authorized to issue options to purchase 60,581 shares of our common stock. The 2,000 outstanding options disclosed in the above table are taken from the 2008 Incentive Plan. Pursuant to our 2014 Incentive Plan, we are authorized to issue, in the aggregate, 2,000,000 shares of common stock or other securities convertible or exercisable for common stock. We have granted options to purchase an aggregate of 30,000 shares of common stock under the 2014 Incentive Plan in July 2016, among which, options to purchase 15,000 shares of common stock have been exercised. In addition, we have issued, in the aggregate, 120,000 shares of common stock to consultants to our Company in 2014, 132,000 shares of common stock to our officers and directors in 2016, 132,000 shares of common stock to our officers and directors in 2018, 26,000 to three employees in 2017 and 316,000 shares of common stock to employees in 2018 under the 2014 Incentive Plan. On September 2021, the board granted 1,020,000 shares of common stock to our officers and directors under the 2014 Incentive Plan. Accordingly, we may issue options to purchase 47,781 shares under the 2008 Incentive Plan, and we may issue 110,000 and 10,000,000 shares of common stock or other securities convertible or exercisable for common stock under the 2014 Incentive Plan and the 2021 Incentive plan respectively. Pursuant to certain agreements, the 600,000 shares issued to Lei Cao under the 2014 Incentive Plan, and the 300,000 and 100,000 shares issued to Yang Jie and Jing Shan, respectively, under the 2021 Incentive Plan, were canceled or being canceled.

Related Party Transactions

Set forth below are our transactions with related persons during the years ended June 30, 2022 and 2021.

Advances to Related Party Suppliers

On January 10, 2022, the Company’s joint venture, Thor Miner, entered into a Purchase Agreement with HighSharp. Pursuant to the Purchase Agreement, Thor Miner agreed to purchase certain crypto mining equipment. In January and April 2022, Thor Miner made a total prepayment of $35,406,649 for the order. Thor Miner also entered into a PSA with SOSNY for the purchase of $200,000,000 in crypto mining rigs and received deposit form SOSNY in the amount of $48,930,000.

The Company shipped crypto mining machines worth $1,325,520 to SOSNY during the year ended June 30, 2022 and $6,153,546 from July to December 2022. Due to production issues at HighSharp, Thor Miner was not able to timely deliver the full quantity of crypto mining machines to SOSNY pursuant to the PSA and was sued by SOSNY for breach of contract on December 9, 2022.

The Company entered into a settlement agreement with SOSNY effective December 28, 2022, under which the Company repaid $13.0 million to SOSNY and terminated the PSA and balance of the deposits. The Company also assigned to SOSNY the right for the deposit that Thor Miner paid to HighSharp.

As of December 22, 2023, the balance of advances to HighSharp and deposits from SOSNY amounted to $27,927,583 and $40,560,569, respectively. Thor Miner paid $13.0 million on December 23, 2022 to SOSNY which was received by SOSNY on December 28, 2023 and wrote off the balance of the deposit it received from SOSNY and the balance of its payment to HighSharp resulting in net bad debt expenses of $367,014.

Due From Related Party, Net

In June 2013, the Company signed a five-year global logistic service agreement with Tianjin Zhiyuan Investment Group Co., Ltd. (“Zhiyuan Investment Group”) and TEWOO Chemical& Light Industry Zhiyuan Trade Co., Ltd. (together with Zhiyuan Investment Group, “Zhiyuan”). Zhiyuan Investment Group is owned by Mr. Zhong Zhang, a former stockholder of the Company. In September 2013, the Company executed an inland transportation management service contract with the Zhiyuan Investment Group whereby it agreed to provide certain advisory services and help control potential commodities losses during the transportation process. Starting in late 2020, Mr. Zhang started selling off his shares of the Company and did not own shares of the Company as of June 30, 2021 and was no longer a related party. Management’s reassessed the collectability and decided to provide full allowance for doubtful accounts as of June 30, 2021. The Company wrote off the balance in the first quarter of fiscal year 2022.

Du During the third fiscal quarter of 2021, the Company advanced $477,278 to Zhejiang Jinbang Fuel Energy Co., Ltd (“Zhejiang Jinbang”) which is 30% owned by Mr. Wang Qinggang, CEO and legal representative of Trans Pacific Shanghai of which $39,356 was repaid during the year ended June 30, 2021. The advance is non-interest bearing and due on demand. There has been no change in the balance other than changes as a result of changes in exchange rates. The Company provided for a bad debt allowance of $415,412 for the year ended June 30, 2022.

From July to December 2021, the Company advanced approximately $1.6 million to Shanghai Baoyin which is 30% owned by Wang Qinggang, CEO and legal representative of Trans Pacific Shanghai. Shanghai Baoyin repaid approximately $0.3 million in December 2022. The advance is non-interest bearing and due on demand. The Company provided for a bad debt allowance of $1,306,004 for the year ended June 30, 2022.

The Company advanced $570,000 to LSM Trading Ltd, which is 40% owned by the Company for the year ended June 30, 2022. The advance is non-interest bearing and due on demand. The Company provided for a bad debt allowance of $570,000 for the year ended June 30, 2022.

On November 16, 2021, the Company entered into a project cooperation agreement with Rich Trading Co. Ltd USA (“Rich Trading”) for the trading of computer equipment. Rich Trading’s bank account was controlled by now-terminated members of the Company’s management and was, at the time, an undisclosed related party. According to the agreement, the Company was to invest $4.5 million in the trading business operated by Rich Trading and the Company would be entitled to 90% of profit generated by the trading business. The Company advanced $3,300,000 for this project. $3,200,000 has been returned to the Company. The Company provided for a bad debt allowance of $100,000 for the year ended June 30, 2022. As of June 30, 2022, the Company also paid for expenses of Rich Trading for $3,424 and provided full allowance for the advance.

The amount represents advance for business expenses to Mr. Cao Lei, former Chairman of the Board. The Company provided allowance of $54,860 for the year ended June 30, 2022. Business expenses incurred by Cao Lei amounted to $66,842 and $120,934 for the years ended June 30, 2022 and 2021.

Loan Receivable — Related Parties

On June 10, 2021, the Company entered into a loan agreement with Wang Qinggang, CEO and legal representative of Trans Pacific Logistic Shanghai Ltd. The loan was non-interest bearing up to $630,805 (RMB 4 million). In February 2022, Wang Qinggang, borrowed and repaid $232,340 of the loan amount. In June 2022, $552,285 (RMB 3,700,000) was loaned to Wang Qinggang with the due date of June 7, 2024. The outstanding loan was fully repaid in December 2022.

Other Payable — Related Party

As of June 30, 2021, the Company owed $11,303 to Lei Cao its former Chief Executive Officer and owed $2,516 to Tuo Pan, the then acting Chief Financial Officer which amounts were included in other current liabilities. These sums were payments made on behalf of the Company for the daily business operational activities.

Revenue — Related Party

For the year ended June 30, 2022, revenue from related party, Zhejiang Jinbang, amounted to $222,963. There was no related party revenue for the year ended June 30, 2021.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. Based on our review of the copies of such forms received by us, or written representations that no other reports were required, and to the best of our knowledge, all executive officers, directors and greater than 10% stockholders have filed Forms 3 with the SEC, not necessarily in a timely manner.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022, with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee is responsible for reviewing, approving and managing the engagement of the Company’s independent registered public accounting firm, including the scope, extent and procedures of the annual audit and compensation to be paid therefore, and all other matters the Audit Committee deems appropriate, including the Company’s independent registered public accounting firm’s accountability to the Board and the Audit Committee. The Audit Committee reviewed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles, its judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee under auditing standards generally accepted in the United States, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and discussed and reviewed the results of the Company’s independent registered public accounting firm’s examination of the financial statements. In addition, the Audit Committee discussed with the Company’s independent registered public accounting firm the independent registered public accounting firm’s independence from management and the Company, including the matters in the written disclosures and the letter regarding its independence as required by the applicable requirements of the Public Company Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The Audit Committee also considered whether the provision of any non-audit services was compatible with maintaining the independent registered public accounting firm’s independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audits and received from them written disclosures and letter regarding their independence. The Audit Committee meets with the Company’s independent registered public accounting firm, with and without management present, to discuss the results of its examinations and the overall quality of the Company’s financial reporting. The Audit Committee held 3 meeting and acted 21 times by unanimous written consent during the fiscal year ended June 30, 2022.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board and the Board approved that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022 for filing with the SEC. The Audit Committee retained Audit Alliance LLP as the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2023.

Audit Committee:

Zhongliang Xie

Xu Zhao

Ling Jiang*

____________

*        Ms. Jiang resigned as a director on September 28, 2023.

Proposal two — APPROVAL OF AN AMENDMENT TO THE amended and restated
articles OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT of THE common stock

General

The Company is asking stockholders to adopt and approve the Proposed Reverse Stock Split Amendment to effect a Reverse Stock Split, if the Board determines it is necessary and in the best interest of our stockholders. The Board has unanimously approved and declared advisable the Proposed Reverse Stock Split Amendment and recommends that our stockholders adopt and approve the Proposed Reverse Stock Split Amendment. The following description of the Proposed Reverse Stock Split Amendment is a summary and is subject to the full text of the Proposed Reverse Stock Split Amendment, which is attached to this Proxy Statement as Annex A. The text of the Proposed Reverse Stock Split Amendment may be altered to reflect any changes required by applicable law, regulatory authority or otherwise deemed necessary or advisable by the Board.

If stockholders approve this proposal, the Board will cause the Articles of Amendment to our Amended and Restated Articles of Incorporation (the “Articles of Amendment”) to be filed with the Secretary of State of State of Virginia and effect the Reverse Stock Split only if the Board determines that the Reverse Stock Split would be in the best interests of the Company and its stockholders. The Reverse Stock Split could become effective as soon as the business day immediately following the Annual Meeting. The Board also may determine in its discretion not to effect the Reverse Stock Split and not to file the Articles of Amendment. No further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split.

Depending on the ratio for the Reverse Stock Split determined by the Board, a minimum of 2 and a maximum of 10 shares in aggregate of the Common Stock will be combined into one new share of our Common Stock. As of the Record Date, 17,515,526 shares of our Common Stock were issued and outstanding. Based on the number of shares of Common Stock issued and outstanding as of the Record Date, immediately following the Reverse Stock Split, the Company would have approximately 8,757,763 shares of Common Stock issued and outstanding if the ratio for the Reverse Stock Split is 1-2, and approximately 1,751,553 shares of Common Stock issued and outstanding if the ratio for the Reverse Stock Split is 1-10, as illustrated in the table under the caption “Effects of the Reverse Stock Split — Effect on Shares of Common Stock.” Any other ratios selected within such range would result in a number of shares of Common Stock issued and outstanding following the Reverse Stock Split between 1,751,553 and 8,757,763 shares.

If approved and effected, all holders of the Common Stock will be affected proportionately by the Reverse Stock Split, except for adjustments that may result from the treatment of fractional shares as described below.

To avoid the existence of fractional shares of Common Stock after the reverse stock split, fractional shares that would be created as a result of the reverse stock split will be rounded up to the next whole share, including fractional shares that are less than one half of one share.

Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of the outstanding Common Stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split. Our Common Stock has no par value which will not change after the Reverse Stock Split (see “— Effects of the Reverse Stock Split — Reduction in Stated Capital”).

Except as otherwise indicated, all share, per share, and related numbers and data in this Proxy Statement reflect pre-split information and do not give effect to the Reverse Stock Split.

Board Discretion to Implement the Reverse Stock Split

If the Reverse Stock Split proposal is approved by a majority of our stockholders, the Board will have the discretion to determine, as it deems to be in the best interest of our stockholders, the specific ratio to be used within the Range and the timing of the reverse stock split, which must occur at any time prior to the first anniversary of its approval by the stockholders. The Board may also, in its discretion, determine not to effect the reverse stock split if it concludes, subsequent to obtaining stockholder approval, that such action is not in the best interests of our Company and our stockholders. Our Board believes that the availability of a range of reverse stock split ratios will provide it with the flexibility to implement the reverse stock split in a manner designed to maximize the anticipated benefits for us and our stockholders. In determining whether to implement the reverse split following the receipt of stockholder approval, our Board may consider, among other things, factors such as:

•        meeting certain listing requirements of The NASDAQ Capital Market;

•        the historical trading price and trading volume of our Common Stock;

•        appealing to a broader range of investors to generate greater investor interest in the Company;

•        the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the reverse split on the trading market for our Common Stock;

•        the anticipated impact of the Reverse Stock Split on our ability to raise additional financing; and

•        prevailing general market and economic conditions.

Background and Reasons for the Reverse Stock Split

On July 7, 2020, the Company effected a l-for-5 reverse stock split of its issued and outstanding shares of Common Stock (the “2020 Reverse Stock Split”) upon the approval of our stockholders. The 2020 Reverse Stock Split did not change the number of authorized shares of Common Stock or preferred stock, or the par value of Common Stock or preferred stock. Our stock traded at an average of $2.99 per share one week for the five business days after the 2020 Reverse Stock Split. The closing price of our Common Stock was $0.59 on the Record Date.

On January 5, 2023, the Company received a deficiency letter from the Nasdaq Listing Qualifications Department of the Nasdaq Stock Market LLC (“NASDAQ”) notifying the Company that, for the last 30 consecutive business days, the closing bid price for the Company’s common stock had been below the minimum $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (“Rule 5550(a)(2)”). Under Rule 5810(c)(3)(A), the Company was provided with a compliance period of 180 calendar days, until July 5, 2023, to regain compliance. In the event the Company does not regain compliance, the Company may be eligible for additional time. To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If the Company meets these requirements, NASDAQ will inform the Company that it has been granted an additional 180 calendar days. If at any time during this 180-day period the closing bid price of the Company’s securities is at least $1.00 for a minimum of ten consecutive business days, the Company’s compliance will be regained. On July 5, 2023, we submitted a request for an additional compliance period of 180 days. On July 13, 2023, NASDAQ granted an additional compliance period of 180 calendar days, until January 2, 2024, to regain compliance.

We believe that the delisting of our Common Stock from the NASDAQ Capital Market would negatively impact us because it would: (i) reduce the liquidity and market price of our Common Stock; (ii) reduce the number of investors willing to hold or acquire our Common Stock, which could negatively impact our ability to raise equity financing; and (iii) limit our ability offer and sell freely tradable securities, thereby preventing us from accessing the public capital markets. The Company has until January 2, 2024 to regain compliance with the minimum share price requirement.

The Board will consider all available options in order to regain compliance with the requirements of Rule 5550(a)(2), but we may be unable to meet the minimum share price requirement of Rule 5550(a)(2) unless we effect the Reverse Stock Split. Accordingly, we are seeking shareholder approval at this time to provide, if needed, a cure for the share price non-compliance through the Reverse Stock Split.

Stockholder approval is required to effectuate a reverse stock split. If the Company effectuates the Reverse Stock Split, it will regain compliance with Rule 5550(a)(2) if the Company’s price per share of Common Stock promptly exceeds $1.00 per share and remains above that level for at least the following ten consecutive business days.

Reducing the number of outstanding shares of our Common Stock should, absent other factors, increase the per share market price of our Common Stock, although we can provide no assurance that the price of our Common Stock would remain above the threshold required for continued listing on The NASDAQ Capital Market following the implementation of the Reverse Stock Split.

We believe that the Reverse Stock Split may provide us and our stockholders with other potential benefits, such as improved marketability and liquidity of our Common Stock and increased interest and trading in our Common Stock Due to the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split will make our Common Stock a more attractive and cost-effective investment for many investors, which will enhance the liquidity of the holders of our Common Stock.

Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our business and may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above.

If our Board determines that effecting the Reverse Stock Split is in our best interest, the Reverse Stock Split will become effective upon filing of an amendment to our Articles of Incorporation with the Secretary of State of the State of Virginia. The amendment will set forth the number of shares to be combined into one share of our Common Stock within the limits set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding Common Stock immediately following the Reverse Stock Split as such stockholder holds immediately prior to the Reverse Stock Split.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase our stock price. We expect that the Reverse Stock Split will increase the per share market price of our Common Stock. However, the effect of the Reverse Stock Split on the per share market price of our Common Stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share market price of our Common Stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares of Common Stock following the Reverse Stock Split. In addition, although we believe the Reverse Stock Split may enhance the marketability of our Common Stock to certain potential investors, we cannot assure you that, if implemented, our Common Stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the per share market price of our Common Stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance. If the Reverse Stock Split is consummated and the per share market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

Even if our stockholders adopt and approve the Reverse Stock Split and the Reverse Stock Split is effected, there can be no assurance that we will continue to meet The NASDAQ Capital Market’s continued listing criteria.

The proposed Reverse Stock Split may decrease the liquidity of our Common Stock and result in higher transaction costs. The liquidity of our Common Stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that will be outstanding after the Reverse Stock Split, particularly if the per share market price does not increase as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lot” of fewer than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of Common Stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing the marketability of our Common Stock as described above.

Effective Time

The effective time of the Reverse Stock Split (the “Effective Time”), if approved by stockholders and implemented by the Board, will be the date and time set forth in the Articles of Amendment that is filed with the Secretary of State of State of Virginia, will be determined at the discretion of the Board, and may occur as soon as the business day immediately following the Annual Meeting, assuming the stockholders approve the Proposed Reverse Stock Split Amendment. However, the exact timing of the filing of the Articles of Amendment to effect the Reverse Stock Split will be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders, which must occur at any time prior to the first anniversary of its approval by the stockholders.

If, at any time prior to the filing of the Articles of Amendment with the Secretary of State of the State of Virginia, notwithstanding stockholder approval, and without further action by the stockholders, the Board, in its sole discretion, determines that it is in the best interests of the Company and its stockholders to delay the filing of the Articles of Amendment or abandon the Reverse Stock Split, the Reverse Stock Split may be delayed or abandoned.

Effects of the Reverse Stock Split

General

After the Effective Time, if approved by stockholders and implemented by the Board, each stockholder will own a reduced number of shares of Common Stock. The principal effect of the Reverse Stock Split will be to proportionately decrease the number of outstanding shares of our Common Stock based on the reverse stock split ratio selected by the Board.

Other than as a result of the treatment of fractional shares as described above, voting rights and other rights of the holders of our Common Stock will not be affected by the Reverse Stock Split, and the number of stockholders of record will not be affected by the Reverse Stock Split. If approved and implemented, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of our Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. The Board believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.

Effect on Shares of Common Stock

The following table contains approximate information, based on share information as of the Record Date, relating to our outstanding Common Stock based on the Range of the Reverse Stock Split ratio assuming that the Reverse Stock Split is implemented:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding
Pre-Reverse Stock Split	50,000,000	17,515,526
Post-Reverse Stock Split 1:2	50,000,000	8,757,763	(1)
Post-Reverse Stock Split 1:10	50,000,000	1,751,553	(1)

____________

(1)      Does not include additional shares of Common Stock that may be issued upon exercise of 12,191,824 outstanding warrants.

After the effective date of the Reverse Stock Split that the Board elects to implement, our Common Stock would have a new CUSIP number, a number used to identify our Common Stock.

Our Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of our Common Stock under the Exchange Act or the listing of our Common Stock on NASDAQ. Following the Reverse Stock Split, our Common Stock will continue to be listed on NASDAQ under the symbol “SGLY.”

Effect on Shares of Preferred Stock

The Reverse Stock Split will have no effect on the number of authorized shares of our preferred stock.

Effect on Authorized Shares of Common Stock

The Reverse Stock Split Proposal, if approved and implemented, will not change the number of authorized shares of Common Stock but will increase the number of authorized shares available for future issuance for corporate needs such as equity financing, retirement of outstanding indebtedness, stock splits and stock dividends, employee benefit plans, or other corporate purposes as may be deemed by the Board to be in the best interests of the Company and its stockholders.

Effect on Par Value

Our Common Stock has no par value. The Proposed Reverse Stock Split Amendment will not affect the par value of our Common Stock.

Reduction in Stated Capital

As a result of the Reverse Stock Split, upon the Effective Time, the paid-in capital on our balance sheet attributable to our Common Stock, which consists of the par value per share of our Common Stock multiplied by the aggregate number of shares of our Common Stock issued and outstanding, will be reduced in proportion to the size of the Reverse Stock Split, and the additional paid-in capital account will be credited with the amount by which the paid-in capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.

Potential Anti-takeover Effects of a Reverse Stock Split

Implementation of the Reverse Stock Split will result in a significant increase in the authorized but unissued shares of Common Stock vis-à-vis the outstanding shares of Common Stock. An increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of the Company with another company). The Reverse Stock Split proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board and stockholders. Our Board has not considered the Reverse Stock Split to be a tool to be utilized as a type of anti-takeover device, and it has determined that a reduction in the number of authorized shares of Common Stock is appropriate.

Fractional Shares

To avoid the existence of fractional shares of Common Stock after the reverse stock split, fractional shares that would be created as a result of the reverse stock split will be rounded up to the next whole share, including fractional shares that are less than one half of one share.

Effect on Registered and Beneficial Stockholders

Upon a reverse stock split, we intend to treat stockholders holding Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold your shares with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

Effect on Registered Certificated Shares

Some of our registered stockholders hold all their shares in certificate form. If any of your shares are held in certificate form, you will receive a transmittal letter from our transfer agent, Transhare Corporation as soon as practicable after the effective date of the Reverse Stock Split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-Reverse Stock Split shares to the transfer agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

No Appraisal Rights

Under the Virginia Stock Corporation Act, our stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Interest of Certain Persons in Matters to be Acted Upon

No executive officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split that is not shared by all of our other stockholders.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

Certain Federal Income Tax Considerations

The following discussion describes certain material federal income tax considerations relating to the Reverse Stock Split. This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the “IRS”) with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances or to stockholders who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

The Reverse Stock Split is intended to be a tax-free recapitalization to the Company and its stockholders, except for those stockholders who receive a whole share of Common Stock in lieu of a fractional share. Stockholders will not recognize any gain or loss for federal income tax purposes as a result of the Reverse Stock Split, except for those stockholders receiving a whole share of Common Stock in lieu of a fractional share (as described below). The holding period for shares of Common Stock after the reverse stock split will include the holding period of shares of Common Stock before the reverse stock split, provided that such shares of Common Stock are held as a capital asset at the Effective Time. The adjusted basis of the shares of Common Stock after the reverse stock split will be the same as the adjusted basis of the shares of Common Stock before the reverse stock split, excluding the basis of any fractional share.

A stockholder who receives a whole share of Common Stock in lieu of a fractional share generally may recognize gain in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional share to which the stockholder was otherwise entitled.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PROPOSED REVERSE STOCK SPLIT AMENDMENT

PROPOSAL THREE — ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

The Board is providing our stockholders with a non-binding advisory vote on our executive compensation pursuant to the Dodd-Frank Wall Street Consumer Protection Act (“Dodd-Frank Act”) and Section 14A of the Securities Exchange Act of 1934, as amended.

This advisory vote on executive compensation, commonly referred to as a “say-on-pay” advisory vote, is not binding on our Board. However, the Board will take into account the result of the vote when determining future executive compensation arrangements.

At our 2021 Annual Meeting of Stockholders, our stockholders had the opportunity to vote on an advisory say-on-pay proposal. Votes cast were in favor of our say-on-pay proposal.

Proposed Resolution

The Board recommends that our stockholders vote in favor of the say-on-pay vote as set forth in the following resolution:

RESOLVED, that the compensation of the Company’s Current Named Executive Officers as disclosed in the Proxy Statement for the Company’s Annual Meeting of Stockholders for Fiscal Year 2022, including as discussed in the section entitled “Executive Compensation” and notes and narrative therein, be and hereby is, approved by the stockholders of Singularity Future Technology Ltd., on an advisory basis.

Next Say-On-Pay Vote

The next say-on-pay vote is anticipated to occur at our annual meeting of stockholders for the fiscal year 2023.

THE BOARD RECOMMENDS A VOTE “FOR”
approval, on an advisory basis, of our executive compensation.

PROPOSAL FOUR — ADVISORY VOTE ON THE FREQUENCY OF
FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Background

The Board is providing our stockholders with a non-binding advisory vote on the frequency of future advisory votes on executive compensation, or say-on-pay votes, such as that provided for in Proposal Four — Advisory Vote on Executive Compensation. This non-binding advisory vote is required to be conducted at least every three years under Section 14A of the Securities Exchange Act of 1934, as amended, pursuant to the Dodd-Frank Act. Our last frequency of say-on-pay vote was held at our 2021 Annual Meeting of Stockholders, at which stockholders voted in favor of an annual say-on-pay vote. The next required advisory vote on the frequency of future stockholder advisory votes on executive compensation will occur no later than the annual meeting of stockholders for fiscal year 2023 (the “2023 Annual Meeting”).

Stockholders may indicate whether they prefer that we hold a say-on-pay vote every one year, two years, or three years, or they may abstain from this vote.

Reasons for an Annual Say-on-Pay Vote Recommendation

After careful consideration, the Board, upon recommendation of the Compensation Committee, has determined that holding a say-on-pay vote on an annual basis continues to be the best approach for our stockholders at this time, and recommends that stockholders vote for future advisory votes on executive compensation to occur every year. While our executive compensation program is designed to promote a long-term connection between pay and performance, the Board recognizes that executive compensation decisions are made annually and that an annual say-on-pay vote would:

•        Align with our annual review of core elements of our executive compensation program;

•        Allow stockholders to provide timely, direct input on our executive compensation philosophy, policies, and practices as disclosed in our proxy statement on an annual basis; and

•        Be consistent with our practice of seeking input and engaging in dialogue with our stockholders on corporate governance matters and our executive compensation philosophy, policies, and practices.

Stockholders are not voting to approve or disapprove the Board’s recommendation. Instead, stockholders may indicate their preference regarding the frequency of future say-on-pay votes by selecting every one year, two years, or three years. Stockholders that do not have a preference regarding the frequency of future say-on-pay votes may abstain from voting on the proposal.

The option of every one year, two years, or three years that receives the highest number of votes cast by our stockholders will reflect the frequency for future say-on-pay votes that has been selected by our stockholders. As this is an advisory vote, the outcome of the vote is not binding on us, and the Compensation Committee and the Board may decide that it is in the best interests of our stockholders to hold a say-on-pay vote more or less frequently than the preference receiving the highest number of votes of our stockholders. However, the Compensation Committee and the Board value the opinions expressed by our stockholders in their vote on this proposal and expect to take into account the outcome of this vote when considering the frequency of future advisory votes on executive compensation.

The Board recommends a vote “for” a frequency of every “ONE YEAR,” on an advisory basis, for future advisory votes on executive compensation, or say-on-pay votes

PROPOSAL FIVE — RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Audit Alliance LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2023. Representatives of Audit Alliance LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Audit Alliance LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board, on behalf of the Audit Committee, is submitting the selection of Audit Alliance LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Principal Accountant Fees

The following table represents the aggregate fees billed for professional audit services rendered by our independent auditors, Audit Alliance LLP, for their audit of our annual financial statements during the years ended June 30, 2022 and 2021 respectively:

	2022	2021
Audit Fees	$458,000	$325,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Accounting Fees and Services	$458,000	325,000

Audit Fees. These are fees for professional services for the audit of our annual financial statements, and for the review of the financial statements included in our filings on Form 10-Q, and for services that are normally provided in connection with statutory and regulatory filings or engagements. The amounts shown for Audit Alliance LLP in 2021 and 2020, respectively, relate to the audits of our annual financial statements and the review of the financial statements included in our filings on Form 10-Q.

Audit-Related Fees. These are fees for the assurance and related services reasonably related to the performance of the audit or the review of our financial statements. There were no audit-related fees billed during the fiscal years ended June, 2022 and 2021.

Tax Fees. These are fees for professional services with respect to tax compliance, tax advice, and tax planning. There were no tax fees billed during the fiscal years ended June 30, 2022 and 2021.

All Other Fees. These are fees for permissible work that does not fall within any of the other fee categories, i.e. Audit Fees, Audit-Related Fees, Tax Fees and allowable working costs. There were no other fees billed during the fiscal years ended June, 2022 and 2021.

The audit committee has the sole and direct responsibility for appointing, evaluating and retaining our independent registered public accounting firm and overseeing their work. All audit services to be provided to us and all non-audit services, other than de minims non-audit services, to be provided to us by our independent auditors must be approved in advance by our audit committee.

THE BOARD RECOMMENDS A VOTE “FOR”
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ADDITIONAL INFORMATION

Stockholder Proposals and Director Nominations

Proposals by stockholders that are submitted for inclusion in our proxy statement for our 2023 Annual Meeting must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and our Bylaws.

Stockholder proposals and nominations may not be brought before the 2023 Annual Meeting unless, among other things, the stockholder’s submission contains certain information concerning the proposal or the nominee, as the case may be, and other information specified in the Company’s Bylaws, and the stockholder’s submission is received by us no later than May 22, 2024. However, if the date of the 2023 Annual Meeting is changed by more than 30 days from the first anniversary of the date of the 2022 Annual Meeting, then timely notice by the shareholder must be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the later of (i) the ninetieth (90th) day prior to such annual meeting or (ii) the fifteenth (15th) day following the day on which public announcement of the date of such meeting is first made. “Public Disclosure” shall mean a disclosure made in a press release reported by the Dow Jones News Services, The Associated Press, or a comparable national news service or in a document filed by the Corporation with the SEC pursuant to Section 13, 14, or 15(d) of the Exchange Act. Proposals or nominations not meeting these requirements will not be entertained at the 2023 Annual Meeting.

Stockholders recommending candidates for consideration by the Board must provide the candidate’s name, biographical data, and qualifications. Any such recommendation should be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. These requirements are separate from, and in addition to, the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the proxy statement.

Householding Information

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This delivery method is referred to as “householding” and can result in cost savings for us. To take advantage of this opportunity, we may deliver a single proxy statement to multiple stockholders who share an address. We will deliver upon oral or written request a separate copy of our proxy statement to any stockholder of a shared address to which a single copy of our proxy statement was delivered. If you prefer to receive separate copies of our proxy statement, either now or in the future, or if you currently are a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy statements for your household, please call us or send your request in writing to us.

Copies of 2022 Annual Report

Our Annual Report is being sent along with this proxy statement. The Annual Report is also available on our website at www.singularity.us. The information on our website is not incorporated by reference into this proxy statement.

Your vote is important.    Please promptly vote your shares of our Common Stock by completing, signing, dating, and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors

Ziyuan Liu
Chief Executive Officer
September 29, 2023

Annex A

ARTICLES OF AMENDMENT
TO
THE AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
Singularity Future Technology LTD.

The undersigned, on behalf of the corporation set forth below, pursuant to Title 13.1, Chapter 9, Article 11 of the Code of Virginia, states as follows:

1.      The name of the corporation is Singularity Future Technology Ltd (the “Corporation”).

2.      The Corporation’s Articles of Incorporation are amended as follows:

The following is hereby added to the end of the first paragraph of Section 1 of Article III:

As of 12:01 a.m., Eastern Time, on [      ] (the “Effective Time”), a reverse stock split (“Reverse Stock Split”) will occur, as a result of which each [*] (__) shares of issued and outstanding Common Stock of the Corporation (“Old Common Stock”) shall automatically, without further action on the part of the Corporation or any holder of such Common Stock, be reconstituted, combined and converted into one (1) share of the Corporation’s Common Stock (“New Common Stock”). The Corporation will not issue fractional shares. The number of shares to be issued to each holder will be rounded up to the nearest whole number if, as a result of the Reverse Stock Split, the number of shares owned by any holder would not be a whole number. From and after the Effective Time, certificates representing Old Common Stock shall confer no right upon the holders thereof other than the right to exchange them for certificates representing New Common Stock pursuant to the provisions hereof.

The remainder of Article III is not changed by this amendment.

3.      The foregoing amendment was adopted on [      ].

4.      This amendment has been approved and recommended by unanimous consent of the Board of Directors of the Corporation.

5.      The amendment was proposed by the Board of Directors and submitted to the holders of the Corporation’s voting Common Stock, the only class of voting capital stock outstanding, in accordance with the provisions of Title 13.1, Chapter 9 of the Code of Virginia, and:

(a)     The number of shares outstanding on the record date, the number of votes entitled to be cast on the proposed amendment and the number of votes cast for and against the amendment were as follows:

Number of shares outstanding:
Number of votes entitled to be cast:
Number of votes for:
Number of votes against:

(b)    The total number of votes cast for the amendment was sufficient for approval of the amendment.

6.      The Articles of Amendment to be issued as a result of the filing of these Articles of Amendment shall become effective as of 12:01 a.m., Eastern Time, on [      ], in accordance with Section 13.1-606 of the Virginia Stock Corporation Act.

[Signature follows on next page]

Annex A-1

IN WITNESS WHEREOF, Singularity Future Technology Ltd. has caused these Articles of Amendment to the Amended and Restated Articles of Incorporation to be signed by a duly authorized officer of the Corporation.

Dated: [ ]	Singularity Future Technology, LTD.
By:
	Name:	Ziyuan Liu
	Title:	Chief Executive Officer

Annex A-2

SINGULARITY FUTURE TECHNOLOGY LTD.

PROXY CARD
2022 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON October 18, 2023
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ying Cao, attorney of the undersigned, with full power of substitution and revocation in each to vote any or all shares of Common Stock of Singularity Future Technology Ltd. (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of stockholders for the fiscal year 2022 to be held on October 18, 2023, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions.

THE BOARD OF DIRECTORS (the “Board”) RECOMMENDS A VOTE “FOR” THE ELECTION OF class I DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 5 AND FOR A ONE YEAR FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION in PROPOSAL 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.      The election of two Class I Directors:

NOMINEES:	Class I	Ziyuan Liu	☐ FOR ☐ AGAINST ☐ ABSTAIN
		Xu Zhao	☐ FOR ☐ AGAINST ☐ ABSTAIN

2.      To grant discretionary authority to the Board to amend the Company’s Amended and Restated Articles of Incorporation to effect a reverse stock split of the Common Stock within the range of 1-2 to 1-10 to be determined by the Board and with the reverse stock split to be effective at such time and date, if at all, as determined by the Board, but not later than the first anniversary of its approval by the stockholders:

☐ FOR        ☐ AGAINST        ☐ ABSTAIN

3.      To approve, by non-binding vote, the Company’s executive compensation:

☐ FOR        ☐ AGAINST        ☐ ABSTAIN

4.      To recommend, by a non-binding vote, the frequency of advisory votes on executive compensation:

☐ 1 Year	☐ 2 Years	☐ 3 Years	☐ Abstain

5.      To ratify the appointment of Audit Alliance LLC as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2023:

☐ FOR        ☐ AGAINST        ☐ ABSTAIN

The shares represented by this proxy will be voted as directed by the undersigned stockholder. If no direction is given, such shares will be voted “FOR” the nominees listed in Proposal 1, “FOR” Proposals 2, 3 and 5, and for a one year frequency of advisory votes on executive compensation in Proposal 4.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

Date: ___________, 2023
Signature:

Signature if held jointly:

Note: When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.